                                                       EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT



Board of Directors
Spartan Motors, Inc.
Charlotte, Michigan


We consent to the incorporation by reference in Registration Statement No. 33-28432 of Spartan Motors, Inc. on Form S-8 and Registration Statement No, 33-80980 of Spartan Motors, Inc. on Form S-8 of our report dated March 7, 1997, appearing in this Annual Report on Form 10-K of Spartan Motors, Inc. for the year ended December 31, 1996.

/s/ Deloitte & Touche LLP

Lansing, Michigan
March 28, 1997